UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 18, 2006

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama

(State or Other Jurisdiction of Incorporation)

1-11953	98-0160660
(Commission File Number)	(IRS Employer Identification No.)

Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama

(Address of Principal Executive Offices) (Zip Code)

+50-7-213-0947

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2006, Willbros Group, Inc. (the “Company”) entered into a Sixth Amendment and Temporary Waiver Agreement (the “Sixth Amendment”), by and among the Company, designated subsidiaries of the Company, the financial institutions parties thereto and Calyon New York Branch (formerly known as Credit Lyonnais New York Branch), as administrative agent for the banks (the “Agent”), which amends the Amended and Restated Credit Agreement dated as of March 12, 2004, as previously amended and modified (the “Credit Agreement”), among the Company, designated subsidiaries of the Company, the several financial institutions from time to time parties thereto as banks, Calyon New York Branch and CIBC, Inc.

Among other things, the Sixth Amendment:

•	waives the Company’s failure to comply with certain financial covenants for the fiscal quarter ended June 30, 2006 until the earlier of (i) September 30, 2006 and (ii) the occurrence of a “waiver default,” which is defined to mean a breach by the Company of any covenant, a material breach of any representation and warranty or the occurrence of any default or event of default under the Credit Agreement, other than the defaults which are temporarily waived by the Sixth Amendment;

•	reduces the “total commitment” under the Credit Agreement to $50 million and provides for a letter of credit limit of $50 million minus the face amount of letters of credit issued prior to August 18, 2006 that terminate, expire or are drawn upon at any time after August 18, 2006; and

•	provides that each new letter of credit must be fully cash collateralized and that for each new cash collateralized letter of credit, the Company will pay a letter of credit fee equal to 0.25% of the undrawn amount of such letter of credit.

Management is currently in the process of negotiating a new credit facility and expects to enter into a new credit facility on or before September 30, 2006.

Other than in respect of the Credit Agreement and the Sixth Amendment, there are no material relationships between the Company, its subsidiaries, the Agent, the banks and their respective affiliates, except that some of the banks and their affiliates have engaged and may engage in commercial and investment banking transactions with the Company in the ordinary course of business, and also provide or have provided advisory and financial services to the Company. In addition, JPMorgan Chase Bank, N.A.(successor to JPMorgan Chase Bank), one of the lenders under the Credit Agreement, currently serves as trustee under the indenture for the Company’s 2.75% convertible senior notes.

The banks will receive customary fees for these transactions.

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Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

10    Sixth Amendment and Temporary Waiver Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: August 23, 2006	By:	/s/ Dennis G. Berryhill
Dennis G. Berryhill
Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10	Sixth Amendment and Temporary Waiver Agreement.

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